The Board of Directors
Doane Pet Care Company

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  KPMG Peat Marwick LLP

Houston, Texas
August 7, 1998
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors
    Windy Hill Pet Food Holdings, Inc.

    We consent to the use of our report on Windy Hill Pet Food Holdings, Inc. and Pet Food Division (a division of Hubbord Milling Company) and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus.

                                          /s/  KPMG PEAT MARWICK LLP

    Houston, Texas
    August 7, 1998